Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors
Cortland Bancorp
We consent to the incorporation by reference in the Registration Statement. We consent to the incorporation by reference in the Registration statement (Nos. 333-52831) on Form S-8 for the Cortland Savings and Banking 401(k) Plan and the Registration Statement (Nos. 333-52823) on Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated March 16, 2009, relating to our audit of the consolidated financial statements and internal controls over financial reporting, which appear in the Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2008.

/s/ S.R. Snodgrass A.C.
S.R. Snodgrass A.C.

Wexford, Pennsylvania
March 16, 2009

Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 29, 2008, with respect to the consolidated balance sheet of Cortland Bancorp and Subsidiaries as of December 31, 2007 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2007, included in this Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2008.

/s/ Packer Thomas
Packer Thomas

Youngstown, Ohio
March 16, 2009